==============================================================================

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                     ----------------------------------



                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

                      Commission File Number 001-05674

       Date of Report (date of earliest event reported): JULY 31, 2004

                            ANGELICA CORPORATION
           (Exact name of registrant as specified in its charter)

                 MISSOURI                              43-0905260
     (State or other jurisdiction of      (I.R.S. Employer Identification No.)
     incorporation or organization)

       424 SOUTH WOODS MILL ROAD
         CHESTERFIELD, MISSOURI                        63017-3406
(Address of principal executive offices)               (Zip Code)


                               (314) 854-3800
            (Registrant's telephone number, including area code)


==============================================================================

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         As previously reported on the Form 8-K filed by Angelica
Corporation, a Missouri corporation (the "Company"), on August 4, 2004, the Company closed the sale to Healthcare Uniform Company, Inc., a Delaware corporation ("Healthcare Uniform") of certain of its assets relating to its Life Uniform retail division (the "Asset Sale").

         The Asset Sale was consummated pursuant to the terms and conditions of an Asset Purchase Agreement dated July 7, 2004 (the "Asset Purchase Agreement"). Healthcare Uniform paid an aggregate amount of consideration equal to approximately $12 million in cash and approximately $4 million on a note, plus assumption of approximately $6 million of liabilities.

         The purchase price paid in connection with the sale was determined through arms-length negotiations among the parties to the Agreement. The foregoing description is qualified in its entirety by reference to the Asset Purchase Agreement that is filed herewith as Exhibit 2.1 and is incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial statements. Not applicable.
             --------------------

         (b) Pro forma financial information. Pursuant to Item 7(b)(2) of
             -------------------------------
Form 8-K, the Company will file the required pro forma financial information as soon as is practicable, but not later than 60 days after the date that this report is required to be filed.

         (c) Exhibits. See Exhibit Index.
             --------

                                    * * *

                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2004

                              ANGELICA CORPORATION



                              By:  /s/ James W. Shaffer
                                 ---------------------------------------------
                                 James W. Shaffer
                                 Vice President, Treasurer and Chief Financial Officer

                                EXHIBIT INDEX

Exhibit No.                           Description
-----------                           -----------

2.1 Asset Purchase Agreement, dated July 7, 2004, by and among Healthcare Uniform Company, Inc., the Company and Life Uniform Company and 38 of its operating subsidiaries.


                                     3